                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Respironics, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

[LOGO OF RESPIRONICS INC.]

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Respironics, Inc. at 1:00 p.m., local time, on Wednesday, November 19, 1997 at Two Mellon Bank Center, in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as directors of the Company is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect three directors, approve the adoption of the 1997 Employee Stock Purchase Plan and ratify the selection of independent auditors for fiscal year 1998.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, please sign, date and return your proxy in the enclosed envelope as promptly as possible. This will not prevent you from voting your shares in person if you do attend, but will make sure that your shares are represented in the event that you cannot attend.

                                              Very truly yours,

                                              /S/ Dennis S. Meteny
                                              Dennis S. Meteny
                                              President and Chief Executive
                                              Officer

October 17, 1997

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                --------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                --------------

  The Annual Meeting of Shareholders of Respironics, Inc. will be held at Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania, on Wednesday, November 19, 1997 at 1:00 p.m., local time, in the Auditorium on the Tenth Floor, for the following purposes:

  (1) To elect three directors;

  (2) To approve the adoption of the 1997 Employee Stock Purchase Plan;

  (3) To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 1998; and

  (4) To transact such other business as may properly come before the meeting.

  Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

  Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                               Dorita A. Pishko
                                               Corporate Secretary

October 17, 1997

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                 ------------
                                PROXY STATEMENT
                                 ------------

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 19, 1997

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 1:00 p.m., local time, on Wednesday, November 19, 1997 at Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

  The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

  It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 23, 1996. The Company's Annual Report to Shareholders for 1997 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  If any shareholder wishes to present a proposal at the 1998 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by May 31, 1998 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting. The 1998 Annual Meeting is presently scheduled for November 20, 1998.

VOTING SECURITIES AND RECORD DATE

  Holders of the Company's Common Stock of record as of the close of business on September 26, 1997 (the "record date") are entitled to receive notice of and to vote at the meeting. On the record date, the Company had outstanding 19,794,497 shares of Common Stock, the holders of which are entitled to one vote per share.

SECURITY OWNERSHIP

 Management

  The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL PERCENT
NAME OF BENFICIAL OWNER                                     OWNERSHIP  OF CLASS
-----------------------                                     ---------- --------
Daniel P. Barry (1)........................................     8,825    0.04%
Douglas A. Cotter (1)......................................    24,565    0.12%
Robert D. Crouch (2).......................................   277,284    1.39%
Steven P. Fulton (3).......................................     5,949    0.03%
James H. Hardie (1), (4)...................................    34,725    0.18%
Donald H. Jones (1)........................................     2,275    0.01%
Joseph C. Lawyer (1), (5)..................................    12,025    0.06%
Candace Littell (1)........................................     1,475    0.01%
George J. Magovern, M.D. (1), (6)..........................   723,809    3.65%
Gerald E. McGinnis (7).....................................   913,986    4.62%
Dennis S. Meteny (8).......................................   403,725    2.03%
Robert M. Oates (9)........................................    45,100    0.23%
All directors, nominees and executive officers as a group
 (15 persons) (10):........................................ 2,497,855   12.28%

--------
(1) Includes shares which would be outstanding upon the exercise of currently exercisable stock options granted under the 1991 Non-Employee Directors' Stock Option Plan in the following amounts: Mr. Barry, 3,825 shares; Dr. Cotter, 24,225 shares; Mr. Hardie, 21,725 shares; Mr. Jones, 1,275 shares; Mr. Lawyer, 8,925 shares; Ms. Littell, 1,275 shares; and Dr. Magovern, 44,225 shares.

(2) Includes 224,000 shares which would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan. Also includes 2,284 shares in Mr. Crouch's 401(k) plan account, for which he has the power to direct the voting.

(3) Includes 5,000 shares which would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1992 Stock Incentive Plan. Also includes 949 shares in Mr. Fulton's 401(k) plan account, for which he has the power to direct the voting.

(4) Includes 11,000 shares held by a partnership in which Mr. Hardie is a general partner and 1,900 shares which Mr. Hardie deposited into a personal IRA account. Does not include 16,000 shares owned by Mr. Hardie's wife, as to which he disclaims beneficial ownership.

(5) Does not include 1,400 shares held by Mr. Lawyer's wife, who has sole voting and investment power over these shares and as to which he disclaims beneficial ownership.

(6) Includes 319,697 shares held jointly with Dr. Magovern's wife, as to which voting and investment power is shared, 236,686 shares held by the Magovern Grandchildren's Trust, of which Dr. Magovern and his wife are the trustees, 5,554 shares held by the Magovern Family Foundation Trust, of which Dr. Magovern and his wife are the trustees, and 117,647 shares held by the Broadmore Trust, of which Dr. Magovern and his wife are the trustees.

(7) Includes 270,198 shares held in the Gerald E. McGinnis Charitable Foundation. Does not include 29,200 shares held by Mr. McGinnis' wife, as to which he disclaims beneficial ownership. Also includes 3,102 shares in Mr. McGinnis' 401(k) plan account, for which he has the power to direct the voting.

(8) Includes 144,000 shares held jointly with Mr. Meteny's wife, as to which voting and investment power is shared, and 4,000 shares held by Mr. Meteny's minor children, as to which he controls voting and investment power. Also included are 128,000 shares which would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan. Also includes 5,157 shares in Mr. Meteny's 401(k) plan account, for which he has the power to direct the voting.

(9) Included 36,705 shares which would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan. Also includes 1,217 shares in Mr. Oates' 401(k) plan account, for which he has the power to direct the voting.

(10) Includes 41,400 shares which executive officers, other than those named in the above table, have the right to acquire upon the exercise of currently exercisable stock options under the Company's 1984 Incentive Stock Option Plan and/or 1992 Stock Incentive Plan and 1,212 shares in such executive officers' 401(k) plan accounts, for which such executive officers have the power to direct the voting.

  The information presented is based upon the knowledge of management and, in the case of the named individuals, upon information furnished by them.

 Other Beneficial Owners

  The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the record date.

                                    AMOUNT AND
                                    NATURE OF
NAME AND ADDRESS OF BENEFICIAL      BENEFICIAL PERCENT
OWNER                               OWNERSHIP  OF CLASS
------------------------------      ---------- --------
Wanger Asset Management, L.P.
227 West Monroe Street, Suite 3000
Chicago, IL 60606 (1)               1,778,300   8.98%

--------
(1) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13G filed with the United States Securities and Exchange Commission ("Commission") and with the Company on February 14, 1997. Such filing contained information as of December 31, 1996. Includes 1,162,000 shares owned by Acorn Investment Trust, Series Designated Acorn Fund (the "Trust"), of which Wanger Asset Management, L.P. ("WAM") is considered to be the beneficial owner as a result of shared voting and dispositive power. The Trust also filed a Form 13G with the Commission and the Company on February 14, 1997 regarding such shares.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors has four committees to assist in the management of the affairs of the Company: the Stock Option and Compensation Committee, the Audit Committee, the Nominating Committee and the Strategy Committee.

  Stock Option and Compensation Committee. The Stock Option and Compensation Committee (the "Compensation Committee") currently consists of Dr. Cotter (Chairman) and Messrs. Jones and Lawyer. The Compensation Committee administers the Company's 1984 Incentive Stock Option Plan and the 1992 Stock Incentive Plan and has the authority to grant options thereunder. The Compensation Committee also makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to all executive officers of the Company and certain other management personnel.

  Audit Committee. The Audit Committee consists of Messrs. Hardie (Chairman) and Barry. This committee assists the Board in fulfilling its functions relating to corporate accounting and reporting practices and financial and accounting controls.

  Nominating Committee. The Nominating Committee consists of Messrs. McGinnis (Chairman) and Meteny, Ms. Littell and Dr. Magovern. The Nominating Committee reviews the size and composition of the Board of Directors and makes recommendations with respect to nominations for directors. The Nominating Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than May 31, 1998 with respect to nominations for election at the 1998 Annual Meeting of Shareholders.

  Strategy Committee. The Strategy Committee consists of all Directors. The Strategy Committee makes recommendations to the Board of Directors with respect to general corporate strategy, including the development or acquisition of present and new products, and the development of strategies for continued growth and profitability of the Company's business.

  The Compensation Committee and Strategy Committee both met four times during fiscal year 1997, the Audit Committee met twice during fiscal year 1997, and the Nominating Committee did not meet during fiscal year 1997. These committees also met informally by telephone during the fiscal year as the need arose. The Board of Directors held five meetings during fiscal year 1997. Mr. Jones, because of personal illness and an illness in his immediate family, was unable to attend the August 1996 and February 1997 meetings of the Board. All of the other Directors attended all of the meetings of the Board and each committee on which the Director served.

  Each director who is not an employee of the Company receives an annual fee of $9,600 for his service as a director and committee member. In addition, each non-employee director receives fees of $500 and $300 for attendance at meetings of the full Board of Directors and of committees of the Board of Directors, respectively, and is reimbursed for travel expenses for attendance at all such meetings. Directors of the Company who are not employees also hold and receive stock options under the Company's 1991 Non-Employee Directors' Stock Option Plan. Under this Plan, each non-employee director is granted an option on the third business day following each Annual Meeting of Shareholders to purchase 5,100 shares of the Company's Common Stock at the fair market value on such date. Each option has a term of 10 years, is exercisable in installments and becomes fully exercisable after three years from date of grant.

MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of directors constituting the full Board of Directors shall be nine at the present time.

  The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 1997 Annual Meeting of Shareholders, with each director to hold office until the 2000 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal.

  The Board of Directors has nominated James H. Hardie, Joseph C. Lawyer and Dennis S. Meteny for reelection as directors, and each of them has agreed to serve if elected. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE THREE PERSONS NOMINATED TO THE BOARD OF DIRECTORS. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

  The bylaws of the Company provide that the size of the Board of Directors may be determined either by the Board of Directors or by shareholders at an Annual Meeting of Shareholders. Vacancies in the Board of Directors may be filled by Board action. The term of office of any director so elected to the Board by the Board itself lasts until the next election of the class of directors to which such director was elected.

  Information concerning those nominees for director (class of 2000) and the other directors who will continue in office after the meeting (classes of 1998 and 1999) is set forth below, together with information concerning the Company's executive officers who are not directors.

 NAME                          POSITION WITH THE COMPANY
 ----                          -------------------------
 Class of 2000
 James H. Hardie               Director
 Joseph C. Lawyer              Director
 Dennis S. Meteny              President, Chief Executive Officer and Director
 Class of 1999
 Daniel P. Barry               Director
 Donald H. Jones               Director
 Candace Littell               Director

 NAME                                           POSITION WITH THE COMPANY
 ----                                           -------------------------
 Class of 1998
 Douglas A. Cotter, Ph.D.                       Director
 George J. Magovern, M.D.                       Director
 Gerald E. McGinnis                             Chairman of the Board

  Mr. Barry is 50 years old and a private investor. He has been a director of the Company since August 1995. Mr. Barry had been the Vice Chairman of the former AMSCO International, Inc. ("AMSCO") (now merged with Steris Corporation) from July 1995 through May 1996. Prior to that, he served as President and Chief Executive Officer of AMSCO from October 1994 through July 1995 and had been the Chief Financial Officer of, as well as serving in various other executive and consulting capacities with AMSCO, since 1981. Mr. Barry was a director of AMSCO from 1991 through 1996. He is also a director of Tollgrade Communications, Inc.

  Dr. Cotter is 54 years old. He has been a director of the Company since February 1989. He is currently Vice President of Decision Resources, an international consulting firm specializing in the health care industry (primarily pharmaceuticals). From 1985 to 1996, he was President of Healthcare Decisions, Inc., a health care and biotechnology consulting firm specializing in corporate development, strategic planning and acquisitions. For nineteen years prior to joining Healthcare Decisions he was employed by Corning Glass Works, where he held various management positions in research, product development and clinical information systems.

  Mr. Hardie is 67 years old. He has been a director of the Company since November 1991. He is a lawyer and a partner of Reed Smith Shaw & McClay LLP, a law firm with principal offices in Pittsburgh, Washington and Philadelphia, which since 1988 has performed legal services for the Company. Mr. Hardie has been a partner of that firm since 1962. He is a Director of Access Corporation, a marketer and developer of document and image handling systems and related software. He is also a director of a number of other corporations, the securities of which are not publicly traded.

  Mr. Jones is 60 years old. He has been a director of the Company since May 1996. Currently, Mr. Jones serves as chairman of DHJ Enterprises, a private investment firm. From 1990 to 1996, Mr. Jones served as Chairman of IndustryNet, an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. Mr. Jones founded IndustryNet in 1990. In 1996 IndustryNet, together with a subsidiary of another large corporation, was merged into Nets, Inc. Mr. Jones was not an executive officer of Nets, Inc., which filed for bankruptcy under Chapter 11 in May, 1997. In 1982 Mr. Jones launched International Cybernetics Corporation ("ICC"), a developer of advanced factory automation control systems. In 1985 Mr. Jones merged ICC into the Industrial Automation Systems Division of Gould Electronics Inc. ("Gould") and he became Vice President of Business Development for Gould. In 1988 the division was sold to AEG, a West German based multinational company and Mr. Jones ceased to be an officer. Mr. Jones is a director of the Associated Group Inc., a telecommunications company and PNC Equity Management Group.

  Mr. Lawyer is 52 years old. Since 1988, he has been President, Chief Executive Officer and a Director of Chatwins Group, Inc. ("CGI"), headquartered in Pittsburgh, which designs, manufactures and markets a broad range of fabricated and machined parts and products, in a variety of industries primarily to original equipment manufacturers. From 1986 to 1988 he was President, Chief Executive Officer and a Director of CP Industries, a predecessor company of CGI. Prior thereto, he held various operations, marketing, sales, finance and strategic planning positions for U.S. Steel Corporation for 17 years.

  Ms. Littell is 40 years old. Since 1995, she has been the President of C L Littell & Associates, Inc., a consulting firm, headquartered in Virginia, specializing in health policy, payment and outcomes management for medical technology companies and related health care organizations. Between 1992 and 1994, Ms. Littell was Executive Director of the Health Care Technology Institute, a privately funded organization where she oversaw the development of research related to the impact on the economy of the medical technology industry. From 1989 to 1991, Ms. Littell served as Vice President of payment and policy for the Health Industry Manufacturing Association ("HIMA"), an organization representing more than 700 manufacturers of medical devices, diagnostic products and health care information systems.

  Dr. Magovern is 73 years old. He has been a director of the Company since 1983. Currently, he is Executive Vice President for Health Services Delivery and Professor of Surgery at Allegheny General Hospital, a 736-bed, acute care teaching hospital in Pittsburgh. Between 1968 and 1995 Dr. Magovern was director of the Department of Surgery. He has been affiliated with Cardio-Thoracic Surgical Associates, Inc., a professional corporation, since 1970. He has been a Clinical Associate Professor of Surgery at the University of Pittsburgh School of Medicine and is currently a Professor of Surgery at the Medical College of Pennsylvania. Dr. Magovern has participated in the development of the application of bio-engineering to cardiac and thoracic surgery at Allegheny General Hospital.

  Mr. McGinnis is 63 years old. He has been a director of the Company since 1977 and Chairman of the Board since November 1994. He served as Chief Executive Officer of the Company between 1977 and 1994, and President between 1984 and 1994. Prior to 1977, Mr. McGinnis was President of Lanz Medical Products Corporation, the predecessor to the Company. From 1971 to 1975, Mr. McGinnis also served on the staff of the Critical Care Department, Presbyterian University Hospital, Pittsburgh, where he participated in various medical engineering programs seeking the application of technology to medical care. Prior thereto, Mr. McGinnis was head of the Surgical Research Department at Allegheny General Hospital, Pittsburgh, for two years and for eleven years he was employed at the research and development laboratory of Westinghouse Electric Corporation. At Westinghouse he served six years as the Manager of the Bio-Engineering Department and headed the medical product development activities.

  Mr. Meteny is 44 years old. He has been a director of the Company since January 1986 and President and Chief Executive Officer since November 1994. From August 1992 through November 1994, Mr. Meteny served as Executive Vice President and Chief Operating and Financial Officer of the Company. He was Vice President--General Manager and Chief Financial Officer of the Company from January 1988 through August 1992 and was Vice President--Finance and Accounting from 1984 through January 1988. For eight years prior to joining the Company he was employed as an accountant in various auditing capacities by Ernst & Young.

2. 1997 EMPLOYEE STOCK PURCHASE PLAN

  The 1997 Employee Stock Purchase Plan (the "Plan") was adopted by the Company's Board of Directors on February 13, 1997. The Directors hold to the view that ownership of Company Common Stock by the Company's employee team fosters increased awareness of and commitment to corporate-wide goals and objectives. A principal goal of the Plan is to broaden beyond upper management the base of employees who have an ownership interest in Company shares; consequently, the Plan is deliberately structured to attract investment from all levels of the Company and it contains limitations on participation by the Company's most highly compensated employees. AS EVIDENCED BY ITS ACTION IN FEBRUARY, THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF ADOPTION OF THE PLAN.

  The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

GENERAL

  The purpose of the Plan is to promote the continued success of the Company by encouraging eligible employees of the Company and its subsidiaries to purchase shares of Common Stock of the Company and by facilitating those purchases through annual sales of Company shares directly to employees financed by payroll deductions.

  The aggregate number of shares which may be issued and sold under the Plan is 300,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events.

  There will be no charges or credits to the Company's reported earnings in connection with the issuance and sale of shares under the Plan.

ADMINISTRATION

  The Plan is administered by a committee of directors (the "Committee") appointed by the Board and authorized to interpret the Plan and to prescribe rules, regulations and procedures governing its operation.

ELIGIBILITY OF EMPLOYEES

  All employees of the Company and of any subsidiary designated by the Committee are eligible to participate in the Plan. As of March 1, 1997, an estimated 808 employees were eligible for participation.

  No employee will be eligible to participate in the Plan during a Purchase Period (as described below) if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would exceed 5% of the voting power or value of the Company's outstanding Common Stock.

PURCHASE PERIODS AND PAYROLL DEDUCTIONS

  It is anticipated that there will be five annual Purchase Periods for the purchase of Common Stock under the Plan. The first such period will extend from March 1, 1997 through December 31, 1997. All remaining purchase periods are expected to begin on January 1 and end on the following December 31. The Committee has the authority to change the number or duration of the Purchase Periods at its discretion, but no Purchase Period may extend beyond 27 months in duration, and no Common Stock may be sold under the Plan after December 31, 2001. The Committee may also establish special Purchase Periods to permit participation by employees of companies acquired by the Company after the start of a regular Purchase Period.

  Eligible employees may participate in the Plan during any Purchase Period by filing a payroll deduction authorization form by the enrollment deadline established for that period. Participants may authorize payroll deductions of between 1% and 20%, in whole percentages, of regular compensation (including overtime, vacation pay and holiday pay, but excluding bonuses, incentive compensation, other fringe benefits or contributions under any employee benefit plans) for each pay period ending during the Purchase Period. The deduction will be credited to a stock purchase account to be applied at the end of the Purchase Period to the purchase of Common Stock. Interest on payroll deductions will be credited to participating employees' stock purchase accounts at such rates as may be determined by the Committee. Employees may increase, decrease or suspend payroll deductions only once during a Purchase Period unless otherwise determined by the Committee.

  At any time prior to the last day of a Purchase Period, an employee may withdraw from the Plan and receive the balance in his/her stock purchase account, including accrued interest. Upon such withdrawal, payroll deductions are terminated and the employee may purchase no Common Stock under the Plan during that Purchase Period. Partial withdrawals are not permitted.

PURCHASE OF COMMON STOCK

  The purchase price of shares of Common Stock purchased under the Plan will be the lower of (a) 85% of the fair market value of the Common Stock as of the first day of the Purchase Period or (b) 85% of the fair market value of the Common Stock as of the last day of the Purchase Period. Fair market value will generally be interpreted as the mean between the publicly reported high and low sales prices per share of the Common Stock for the date for which the fair market value is to be determined.

  Effective as of the closing day of a Purchase Period, the balance in each participating employee's stock purchase account will automatically be applied to the purchase of a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price. As soon as practicable after the end of the Purchase Period, employees will receive certificates for the number of whole shares purchased. Unless otherwise requested by the employee, any remaining account balance will be retained for the following Purchase Period.

LIMITATION ON NUMBER OF SHARES PURCHASED BY INDIVIDUAL EMPLOYEES

  The maximum number of shares which may be purchased by any employee for any Purchase Period is limited to the lesser of (a) $25,000 divided by the fair market value of a share of Common Stock as of the first day of the Purchase Period, or (b) 20% of the employee's regular compensation for the 12 months preceding the first day of the Purchase Period divided by 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period. Any amount remaining in the employee's stock purchase account because of these limitations will be refunded.

TERMINATION OF EMPLOYMENT

  Participation in the Plan will conclude as of the date of an employee's termination of employment, whether by death, retirement, disability or other cause. Should termination of employment occur on or before the last day of a Purchase Period, payroll deductions will cease, no shares will be purchased and the balance in the employee's stock purchase account will be refunded as soon as practicable. In the event that death is the cause of termination, the refund will be made to the employee's estate.

AMENDMENT AND TERMINATION

  The Board of Directors may amend or terminate the Plan at any time. Without shareholder approval, however, no amendment may (a) increase the total number of shares which may be issued and sold under the Plan, (b) lower the minimum purchase price of shares under the Plan or (c) permit Plan shares to be purchased by individuals other than employees of the Company and its subsidiaries.

  Unless previously terminated by the Board, the Plan will terminate on the earlier of (a) December 31, 2001 or (b) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than those remaining available for purchase under the Plan.

  If on the last day of a Purchase Period the number of shares eligible for purchases by employees is greater than the number of shares remaining available, the Committee will allocate the available shares among the participating employees in such manner as it deems fair and which complies with the requirements of Section 423 of the Internal Revenue Code. If during a Purchase Period it appears that, at the end of the Purchase Period, the shares eligible for purchase through authorized payroll deductions may exceed the shares remaining available, the Committee may reduce the payroll deductions authorized by participating employees. Following any termination of the Plan, any balances in employees' stock purchase accounts not applied to the purchase of shares will be refunded.

FEDERAL INCOME TAX CONSEQUENCES

  The principal Federal income tax consequences of participation in the Plan can be summarized as follows:

  Under Federal income tax law, participants in the Plan are viewed as having been granted a stock option on the first day of the Purchase Period and as having exercised the stock option by the automatic purchase of shares on the last day of the Purchase Period. A participant, therefore, will not recognize taxable income either at the time of grant of the option or on the date the shares are purchased. Instead, with the exception of interest income, a participant will generally recognize taxable income only upon disposition of the Common Stock acquired under the Plan or upon death.

  Interest credited to employee accounts under the Plan will be taxable income to employees, and the Company will be entitled to a corresponding deduction. Additionally, the Company or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed for the Company or one of its subsidiaries.

VOTE REQUIRED

  The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of adoption of the Plan. Since the aggregate number of shares voted "For," "Against" or "Abstain" is counted in determining the minimum number of affirmative votes required for approval, an abstention has the same legal effect as a vote "Against" the proposal. If a broker or similar nominee limits on the proxy card the number of shares voted on the proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such "broker non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

3. SELECTION OF AUDITORS

  The Board of Directors, following the recommendation of the Audit Committee, has selected the independent public accounting firm of Ernst & Young LLP as the auditors to examine the consolidated financial statements of the Company for fiscal year 1998. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

  Ernst & Young LLP has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

  Under Delaware law, the three nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for the ratification of the selection of Ernst & Young LLP. The vote required for the approval of the 1997 Employee Stock Purchase Plan, and the effect of absentions and "broker non-votes" with respect thereto, is set forth above. The aggregate number of shares for which a vote "For", "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for ratification of the selection of Ernst & Young LLP, and the total number of votes cast "For" ratification of the selection is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation paid to the Chief Executive Officer of the Company and the four highest paid executive officers other than the Chief Executive Officer (the "named officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                               -----------------------------
                                   ANNUAL COMPENSATION                AWARDS         PAYOUTS
                               ------------------------------- --------------------- -------
                                                                          SECURITIES
                                                     OTHER                UNDERLYING
                                                     ANNUAL    RESTRICTED  OPTIONS/   LTIP    ALL OTHER
       NAME AND                SALARY      BONUS  COMPENSATION   STOCK       SAR'S   PAYOUTS COMPENSATION
  PRINCIPAL POSITION   YEAR    ($) (A)     ($)      ($) (B)      AWARDS      (#)       ($)     ($) (C)
  ------------------   ----    -------    ------- ------------ ---------- ---------- ------- ------------
Gerald E. McGinnis
 Chairman of the Board 1997    190,258         --        --        --           --      --     145,191
                       1996    190,258         --    19,277        --           --      --     138,413
                       1995    231,704     34,171        --        --           --      --     130,474
Dennis S. Meteny
 President and Chief
 Executive Officer     1997    232,005     94,500        --        --       10,600      --      32,486
                       1996    204,888    130,898        --        --           --      --      28,294
                       1995    187,696     74,094        --        --           --      --      26,018
Robert D. Crouch
 Senior Vice
 President--Sales and
 Marketing             1997    162,207     65,025        --        --        4,500      --      23,034
                       1996    144,830     82,402        --        --           --      --      20,232
                       1995    137,205     53,260        --        --           --      --      17,831
Ronald J. Zdrojkowski
 Former Vice
 President--Research
 and Development       1997    179,661(D)      --        --        --           --      --       7,880
                       1996    246,403(D)      --        --        --           --      --       9,088
                       1995    228,695(D)      --        --        --           --      --       9,166
Robert M. Oates
 Vice President--
 Engineering           1997    111,457     43,725        --        --        3,100      --      14,898
                       1996    106,252     31,801        --        --           --      --      14,983
                       1995    109,020     27,503        --        --           --      --      14,007
Steven P. Fulton
 Vice President, Human
 Resources and
 General Counsel       1997    155,421     58,088        --        --        8,800      --      21,073
                       1996(E)      --         --        --        --           --      --          --
                       1995(E)      --         --        --        --           --      --          --

--------
(A) This column represents base salary and includes tax deferred Section 401(k) contributions under the Company's Retirement Savings Plan.

(B) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds $50,000 or 10% of the total of annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the year covered in the table other than for Mr. McGinnis in 1996. The only prequisite received by Mr. McGinnis in that year in excess of 25% of the total perquisites received by him was an auto allowance of $17,100.

(C) The amounts in this column for 1997 represent the following: matching contributions under the Company's Retirement Savings Plan (Mr. McGinnis, $6,221; Mr. Meteny, $10,576; Mr. Crouch, $7,554; Dr. Zdrojkowski, $1,120;
    Mr. Oates, $4,298; and Mr. Fulton, $6,321); annuity plan premiums paid on the officer's behalf (Mr. McGinnis, $39,150; Mr. Meteny, $21,910; Mr. Crouch, $15,480; Dr. Zdrojkowski, $6,760; Mr. Oates, $10,600; and Mr. Fulton, $14,752); and life insurance premiums paid by the Company for policies under which the named officer (or his estate) will receive the accumulated cash surrender value of the policy upon the earlier of his death or his reaching age 65 and the Company will receive the remainder of the death benefit (Mr. McGinnis, $99,818).

(D) The amounts shown for Dr. Zdrojkowski include royalties paid to him based on sales of a product developed by him pursuant to his employment agreement. See "Employment Agreements and Other Transactions." Dr. Zdrojkowski retired in December 1996, and such royalty payments ceased at that time.

(E) Mr. Fulton was not an executive officer in fiscal year 1996 or fiscal year 1995.

STOCK OPTIONS

  The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 1997. The Company has not granted any stock appreciation rights ("SAR's") to any of the named officers or any other officers or employees of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK
                                                                          PRICE APPRECIATION
                           INDIVIDUAL GRANTS                                FOR OPTION TERM
------------------------------------------------------------------------ ----------------------
                  NUMBER OF
                  SECURITIES     % OF
                  UNDERLYING TOTAL OPTIONS
                   OPTIONS    GRANTED TO   EXERCISE OF
                   GRANTED   EMPLOYEES IN  BASE PRICE
NAME               (#) (A)    FISCAL YEAR  ($/SH) (B)   EXPIRATION DATE    5% ($)     10% ($)
----              ---------- ------------- ----------- ----------------- ---------- -----------
Dennis S. Meteny    10,600         8%         16.88    December 27, 2006    112,546    285,211
Robert D. Crouch     4,500         3%         16.88    December 27, 2006     47,779    121,080
Robert M. Oates      3,100         2%         16.88    December 27, 2006     32,914     83,411
Steven P. Fulton     5,000         4%         23.25    October 8, 2006       73,121    185,303
                     3,800         3%         16.88    December 27, 2006     40,347    102,246

--------
(A) Options granted in 1997 are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company's stock option plans, this exercise schedule may be accelerated in certain specific situations.

(B) Under the terms of the Company's stock option plans, there are no provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

  The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 1997 and the unexercised stock options held at June 30, 1997 by the named officers.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR FY-END OPTION VALUES

                                                                 VALUE OF
                                                NUMBER OF       UNEXERCISED
                                               UNEXERCISED     IN-THE-MONEY
                                                OPTIONS AT      OPTIONS AT
                                               FY-END (#)       FY-END ($)
                                      VALUE   -------------- -----------------
                    SHARES ACQUIRED REALIZED   EXERCISABLE/  EXERCISABLE (2)/
NAME                ON EXERCISE (#)  ($) (1)  UNEXERCISABLE    UNEXERCISABLE
----                --------------- --------- -------------- -----------------
Gerald E. McGinnis      385,000     4,864,475             --                --
Dennis S. Meteny             --            -- 120,000/18,600 1,821,600/130,790
Robert D. Crouch             --            -- 212,000/16,500 3,498,560/153,435
Robert M. Oates              --            --   31,705/8,100    345,753/68,525
Steven P. Fulton             --            --   3,750/15,050     18,925/34,750

--------
(1) Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2) Represents the amount by which the fair market value ($20.63) of the shares covered by the stock options on June 30, 1997 exceeded the exercise price of such stock options.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS

  The Company paid royalties to Dr. Zdrojkowski for fiscal years 1997, 1996 and 1995 on the sale of a product developed by him pursuant to his employment agreement. These royalties are included in Dr. Zdrojkowski's compensation shown in the Summary Compensation Table. Dr. Zdrojkowski retired in December 1996, and such royalty payments ceased at that time.

  Effective in May 1988, Mr. McGinnis transferred to the Company his rights to all inventions, improvements, processes or discoveries made or conceived by him during his employment with the Company, and his right to royalty payments under a former employment and license agreement terminated. In exchange for his patents on certain of the Company's products, the Company in May 1988 paid Mr. McGinnis $600,000 in cash and in exchange for all other intellectual properties transferred granted him the right to purchase 400,000 shares of common stock of the Company at a price of $1.88 per share. The exercise price of the option granted to Mr. McGinnis was determined through arms' length negotiations between Mr. McGinnis and the Company's directors other than Mr. McGinnis. As of June 30, 1997, the option has been exercised in full. The information on Mr. McGinnis' option has been adjusted to reflect stock splits.

  The Company believes that securing full rights to the Company's products from Mr. McGinnis and terminating future royalty payments to him was in the best interests of the Company. The consideration paid was determined by negotiations between the Board of Directors of the Company and Mr. McGinnis, taking into account all relevant factors including a review of past royalty payments and estimate of future royalty payments. The terms of this agreement were approved by the Board of Directors, including all of the disinterested directors of the Company.

  Effective April 1, 1995 the Company entered into an Employment Agreement with Mr. McGinnis providing for his employment as Chairman of the Company's Board of Directors for a three year term ending March 31, 1998. Each year until March 31, 1997, the term of the Agreement is automatically extended for one additional year unless previously either Mr. McGinnis or the Company gives notice in the then current first year of the term that the term will not be further extended. Under the terms of the Agreement, Mr. McGinnis agreed to spend not less than two-thirds of his working time in the performance of his duties as Chairman, including assisting the Company's President in fulfilling the Company's civic and charitable responsibilities, serving as Chairman of the Company's Strategy Committee, providing guidance and direction in new product development as well as acquisition of new products and businesses and ensuring good liaison between the Board and the Company's management. The Agreement provides for a base salary at the rate of $190,000 per year (subject to annual adjustment) plus participation in the Company's benefit plans (other than stock option and stock purchase plans) on a basis comparable with other executives in the Company.

  Effective December 1, 1994 the Company entered into an Employment Agreement with Mr. Meteny providing for his employment as President and Chief Executive Officer of the Company for a three year term ending November 30, 1997. Effective the same date the Company and Mr. Crouch entered into an Employment Agreement providing for his employment as Vice President of Sales and Marketing also for a three year term ending November 30, 1997. Each agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreements provide for base salaries for Messrs. Meteny and Crouch of $195,600 per year (subject to annual adjustment) and $138,200 per year (subject to annual adjustment), respectively, plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

  Effective December 30, 1996, the Company entered into an Employment Agreement with Mr. Fulton providing for his employment as Vice President, Human Resources and General Counsel for a three year term ending December 30, 1999. Effective March 4, 1997, the Company entered into an Employment Agreement with Mr. Oates providing for his employment as Vice President, Engineering for a three year term ending March 4, 2000. Each agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreements provide for base salaries for Messrs. Fulton and Oates of $147,524 per year (subject to annual adjustment) and $116,600 per year (subject to annual adjustment), respectively, plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

  In April 1995, the Company guaranteed a loan made by a commercial bank to Mr. Crouch in the amount of $400,000. In consideration for this guarantee, Mr. Crouch granted to the Company a security interest in 80,000 shares of the Company's common stock owned by him. Mr. Crouch repaid the commercial bank loan in full in June 1996, at which time the Company's guarantee and its security interest terminated.

EXECUTIVE OFFICERS

  The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 37, Vice President and Chief Financial Officer; Robert D. Crouch, 49, Senior Vice President Sales and Marketing; Raymond W. Dyer, 51, Vice President Marketing; Steven P. Fulton, 38, Vice President Human Resources and General Counsel; Robert M. Oates, 53, Vice President Engineering; and Geoffrey C. Waters, 47, Vice President Customer Satisfaction.

  Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino--a Certified Public Accountant--spent five years with the international accounting firm of Ernst & Young.

  Mr. Crouch joined the Company as Director of Sales and Marketing in January 1989. He was promoted to Senior Vice President Sales and Marketing in May 1997. From 1989 to 1997, he was Vice President Sales and Marketing. Prior to joining Respironics, from 1986 to 1989, Mr. Crouch worked as a consultant for various companies on administrative and governmental affairs issues. From 1985 to 1986, he was employed by Cryogenic Associates, serving as Executive Vice President and later President. From 1983 to 1985, Mr. Crouch was President, Chief Executive Officer and Chairman of the Board of BetaMed Pharmaceuticals.

  Mr. Dyer joined the Company in May 1997, as Vice President Marketing. He had been President of DeVilbiss Health Care, a subsidiary of Sunrise Medical, Inc. since 1994. Mr. Dyer served in various positions with Cobe Laboratories, Inc. from 1972 to 1992. In 1994, Mr. Dyer moved to National Medical Care, Inc. as President of its Renal Products Group. He assumed the Presidency of the DeVilbiss organization shortly thereafter.

  Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. On October 8, 1996, Mr. Fulton was also elected Vice President, Human Resources. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith Shaw & McClay. He joined the law firm in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

  Mr. Oates joined the Company as Vice President--Engineering in July 1992. From 1982 to July 1992, he was employed by Westinghouse Electric Company Science & Technology Center, serving as the Manager of Communication Systems, Sensor Development and Electo-optic Systems.

  Mr. Waters, as part of the Company's acquisition of LIFECARE International, Inc., joined Respironics in October 1996, as Vice President Customer Satisfaction. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

                     REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

  Decisions regarding compensation of the Company's executives generally are made based on recommendations by the Compensation Committee, which is composed of three independent outside directors. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Dr. Cotter and Messrs. Jones and Lawyer (the members of the Compensation Committee at the relevant time during fiscal year 1997) in their capacity as members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1997 as they affected executive officers of the Company, including Mr. Meteny, the President and Chief Executive Officer, and Messrs. McGinnis, Crouch, Oates and Fulton and Dr. Zdrojkowski, the five executive officers other than Mr. Meteny who were, for fiscal year 1997, the Company's most highly compensated executives.

COMPENSATION

  The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the Company's stockholders.

 Cash Compensation

  Officers are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. Companies are selected based on products marketed, customers and markets served, geographic distribution, manufacturing locations and complexity of operations (which involves several factors, with sales revenue being a major factor) for those companies operating in the respiratory products market. In addition, the Company participates in and receives summary compensation survey information from several sources, including the Health Industry Manufacturers Association ("HIMA").

  The methodology used to determine guidelines for compensation was a matching of each executive's responsibilities to a comparable position described in the surveys. Based on this matching, each executive's salary was compared to the corresponding salary range of comparable executives in the surveys. Then, an appropriate salary range (e.g., 25th percentile, median, 75th percentile) was selected based on the comparison of the executive's responsibilities to those of the comparable position in the surveys. The comparable companies operating in the respiratory market and other data were then examined for reasonableness on a position-by-position basis. Salaries were established based on the performance of the executive given his responsibilities within a specific position and the relationship of the current salary to the appropriate percentile for the most comparable position available within the surveys.

  The primary level of compensation is based on a combination of years of experience and performance. An officer's performance is based on how well he meets objectives set by his supervisor through a Company-wide process of stating objectives for each associate (employee), insuring compatibility of objectives among associates, reviewing performance against objectives and recognizing the accomplishment of these objectives. The Board of Directors establishes and reviews the objectives of the Chairman of the Board, and the Board also assesses the Chairman's performance compared to these objectives. The salary of all officers is reviewed annually in November, with the amount of the increases (which take effect the following February) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. The relative weight of each of these factors in determining salary increases varies for each annual salary determination. There is no fixed weighting. However, in the past, the factors which have generally had the greatest influence on salary increases have been (in decreasing significance) Company performance, individual performance, marketplace trends in compensation and general economic conditions.

  In fiscal year 1997 the Compensation Committee recommended and the Board approved a base salary increase for Mr. Meteny of 15% considering the foregoing factors. It also recommended and the Board approved a 12% increase in base salary for Mr. Crouch, a 10% increase for Mr. Oates, and a 5% increase for Mr. Fulton, all based on the above mentioned factors. In the case of Mr. McGinnis, who became Chairman of the Board of Directors in 1994 and spends not less than two-thirds of his working time on Company matters, the Committee recommended and the Board approved no change in base salary. In the case of Dr. Zdrojkowski, the committee recommended and the Board approved no change in base salary. Dr. Zdrojkowski retired in December 1996. See "Executive Compensation--Employment Agreements and Other Transactions."

 Profit Sharing Bonus

  The second compensation component is a Company-wide profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Bonuses under this program generally range from zero to 50% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth, earnings growth and net income as a percentage of sales. Based on these factors, profit sharing bonuses were accrued for fiscal year 1997 for the named officers in the amounts set forth in the Summary Compensation Table above.

 Stock Options

  The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by the Compensation Committee at the time the option is granted, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Options become exercisable commencing a minimum of six months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Compensation Committee.

  The Compensation Committee awarded stock options to 110 of the Company's employees during fiscal year 1997. Stock options granted to named officers during fiscal year 1997 are listed on the table entitled "Option Grants in Last Fiscal Year."

CEO COMPENSATION

  The following factors constitute the basis for the compensation paid to Mr. Meteny, the Company's Chief Executive Officer ("CEO"), during fiscal year 1997; his responsibilities as the Company's CEO; the Company's ability to achieve its objectives for revenue and earnings growth and its objectives for long-term growth; the salaries paid to other CEO's of comparable companies as reported in the surveys; and Mr. Meteny's experience compared to the CEO's of comparable companies in the surveys. As indicated in the Summary Compensation Table, Mr. Meteny was awarded a bonus for fiscal year 1997 of $94,500.

          Compensation Committee of the Company's Board of Directors:

                          Douglas A. Cotter, Chairman
                                Donald H. Jones
                               Joseph C. Lawyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Securities and Exchange Commission's rules relating to the disclosure of executive compensation require that the Proxy Statement include certain information about "insider" participation on compensation committees and about specific kinds of "interlocking" relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation Committee are outside directors, and no such interlocking relationships exist.

  The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 1997, the Committee consisted of Dr. Cotter (Chairman) and Messrs. Jones and Lawyer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  All Forms 3, 4, and 5 have been filed within the guidelines of Commission during fiscal year 1997 with the exception of (i) the Form 4 filed for the Gerald E. McGinnis Charitable Foundation and (ii) the Forms 5 filed for Dennis
S. Meteny and Steven P. Fulton. In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the Commission.

PERFORMANCE GRAPH

  The following graph shows a five year comparison of cumulative total returns for the Company, the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index ("Hlthcare-500"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1992, and that all dividends were reinvested.


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG RESPIRONICS, NASDAQ INDEX AND S&P HEALTHCARE INDEX


MEASUREMENT PERIOD          RESPIRONICS     NASDAQ       S&P HEALTHCARE
(FISCAL YEAR COVERED)                       INDEX        INDEX
---------------------      -------------  ----------    ----------------
Measurement PT -
6/30/92                       $100.00       $100.00         $100.00
FYE 6/30/93                   $133.82       $125.76         $ 82.02
FYE 6/30/94                   $ 99.26       $126.97         $ 79.07
FYE 6/30/95                   $167.65       $169.48         $121.31
FYE 6/30/96                   $217.65       $212.59         $159.37
FYE 6/30/97                   $248.53       $264.61         $211.19




                                             FISCAL YEAR ENDED JUNE 30
                                  -------------------------------------------------
                                    1992     1993    1994    1995    1996    1997
                                  -------------------------------------------------
 NASDAQ..........................  $100.00  $125.76 $126.97 $169.48 $217.59 $264.61
 S&P Hlthcare--500...............  $100.00  $ 82.02 $ 79.07 $121.31 $159.37 $211.19
 Respironics, Inc................  $100.00  $133.82 $ 99.26 $167.65 $217.65 $248.53

MISCELLANEOUS

  The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. In addition, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Company to assist in the solicitation of proxies at a retainer of $6,000 plus reasonable out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 1997 Annual Report to beneficial owners of stock held in their names.

                                                          Dorita A. Pishko
                                                          Corporate Secretary

October 17, 1997

                                                                      EXHIBIT A

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                               RESPIRONICS, INC.

  The purposes of the 1997 Employee Stock Purchase Plan (the "Plan") are to provide eligible employees of Respironics, Inc. (the "Company") and its Subsidiaries a convenient opportunity to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") through annual offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Company. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations thereunder.

                                   SECTION 1
                                ADMINISTRATION

  The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board.

  The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

  The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan shall be subject to the determination of the Committee, which shall be final and binding.

                                   SECTION 2
                                  ELIGIBILITY

  Any person who as of the first day of a Purchase Period (as defined in Section 4) is an employee of the Company or an employee of a Subsidiary authorized by the Committee to participate in the Plan shall be eligible to participate in the Plan during such Purchase Period.

  Notwithstanding any other provision of the Plan, no employee shall be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

                                   SECTION 3
                        SHARES AVAILABLE UNDER THE PLAN

  The aggregate number of shares of the Common Stock which may be issued under the Plan is 300,000 shares, subject to adjustment and substitution as set forth in Section 8. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

                                   SECTION 4
                   PURCHASE PERIODS; GRANT OF STOCK OPTIONS

  Unless otherwise determined by the Committee, (a) there shall be five annual Purchase Periods under the Plan, (b) the first Purchase Period under the Plan shall commence on March 1, 1997 and shall end on December 31, 1997 and (c) beginning with the calendar year 1998 through the year 2001, each succeeding Purchase Period shall be equivalent to the calendar year, beginning on January 1 and ending on December 31. In no event shall the duration of any Purchase Period exceed twenty-seven (27) months.

  On the first day of each Purchase Period, each employee participating in the Plan on such date shall be granted an option to purchase a number of full shares of Common Stock (subject to adjustment as provided in Section 8) determined by dividing (a) twenty percent (20%) of the employee's Basic Compensation, as defined in Section 5, for the twelve months immediately preceding the first day of the Purchase Period, by (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the first day of such Purchase Period, determined as provided in Section 7. To the extent an option to purchase shares of Common Stock is not exercised at the end of the Purchase Period as provided for in Section 6, the option shall terminate.

  If as a result of a merger, acquisition or similar transaction occurring after the first day of the then current Purchase Period a corporation or other entity (a) becomes a Subsidiary authorized to participate in the Plan or (b) becomes part of the Company or an existing Subsidiary authorized to participate in the Plan, the Committee may authorize a special Purchase Period to accommodate the employees affected by such transaction, provided that such special Purchase Period is consistent with the requirements of Section 423 of the Code and the regulations thereunder.

  Notwithstanding any other provision of the Plan, no employee participating in the Plan shall be granted an option which permits the employee's rights to purchase stock under all employee stock purchase plans under Section 423 of the Code of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of the Common Stock, determined at the time such option is granted, or such other maximum as may be prescribed for qualifying employee stock purchase plans under Section 423 of the Code, for each calendar year in which such option is outstanding at any time.

                                   SECTION 5
                              PAYROLL DEDUCTIONS

  An eligible employee may become a participant in the Plan for a Purchase Period by completing the authorization for a payroll deduction on the form provided by the Company and filing it with the appropriate, designated Company employee by the enrollment deadline established for the Purchase Period. An eligible employee who was a participant in the Plan at the close of the preceding Purchase Period shall automatically be enrolled as a participant in the Plan for the succeeding Purchase Period, if any, unless written notice of the employee's election not to participate for the succeeding Purchase Period is received by the designated Company employee by the enrollment deadline established for the Purchase Period.

  At the time an employee files an authorization for payroll deduction, the employee shall elect to have deductions made from the employee's pay for each pay period ending during the Purchase Period at a rate of not less than one percent (1%) and not more than twenty percent (20%), in whole percentages, of the employee's Basic Compensation for such pay periods. Unless a new payroll deduction authorization form changing the employee's prior payroll deduction is received by the designated Company employee by the enrollment deadline for a Purchase Period, an employee who is automatically reenrolled in the Plan for a Purchase Period by virtue of having been a participant for the preceding Purchase Period shall be deemed to have elected the same level of payroll deductions for the new Purchase Period as was in effect for the participant as of the close of the preceding Purchase Period. For this purpose, Basic Compensation shall mean the sum of (a) base salary or base wages paid to an employee, including overtime, vacation pay and holiday pay, but excluding the items set forth in the next succeeding sentence to the extent they are included in such definition of base salary or base wages, and
(b) any contribution made to the Respironics, Inc. Retirement Savings Plan pursuant to a salary reduction agreement (exclusive of the employer's matching contribution). Basic Compensation shall exclude (a) bonuses or other incentive compensation, (b) any fringe benefits not specifically listed in the preceding sentence, and (c) contributions or benefits (except as specifically listed in the preceding sentence) under any employee benefit plans maintained by the Company or a subsidiary. Notwithstanding the foregoing, no payroll deduction shall be made pursuant to a payroll deduction authorization form filed by any employee who has made a hardship withdrawal from the Respironics, Inc. Retirement Savings Plan for a period of 12 months from the date of such hardship withdrawal if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

  Payroll deductions made under the Plan need not be set aside or segregated from other corporate funds of the Company or any Subsidiary and may be used for any corporate purpose. With respect to such payroll deductions and any interest accrued thereon, the rights of participants shall be those of an unsecured general creditor.

  An employee stock purchase account will be established for each employee participating in the Plan, and payroll deductions made pursuant to this
Section 5 shall be credited to the individual employee's stock purchase account. The Company shall also credit each employee's stock purchase account with interest at such rate and at such times as the Committee may from time to time determine. Unless otherwise determined by the Committee, interest shall be credited to employee stock purchase accounts at the end of each calendar month during a Purchase Period, on the last day of a Purchase Period, on the date of withdrawal as provided for below in this Section 5, on the date of termination of employment as provided in Section 9 and on the date of termination of the Plan.

  Subject to such rules, regulations or procedures as may be adopted by the Committee, an employee may at any time increase, decrease or suspend the employee's payroll deduction by filing a new payroll deduction authorization form. The change shall be effective as soon as practicable but in no event shall it become effective earlier than the first pay period ending after receipt of the form. Unless otherwise provided in rules, regulations or procedures established by the Committee, a payroll deduction may be changed only once during a Purchase Period. In addition, all payroll deductions for an employee will be automatically suspended for a period of 12 months from the date of a hardship withdrawal by the employee from the Respironics, Inc. Retirement Savings Plan if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

  An employee may at any time prior to the last day of the Purchase Period and for any reason permanently withdraw the balance accumulated in the employee's stock purchase account, including interest accrued thereon, and thereby withdraw from participation in the Plan. An employee electing to withdraw must sign and deliver a notice of withdrawal as prescribed by the Committee, and the withdrawal shall be effective as of the date of receipt of the notice by the designated Company employee. Payroll deductions shall cease and the amounts credited to the employee's stock purchase account shall be paid to the employee as soon as practicable after receipt of the notice of withdrawal. The employee may thereafter elect to participate in the Plan for a subsequent Purchase Period but may not again elect participation for the Purchase Period including the date of withdrawal. Partial withdrawals shall not be permitted.

                                   SECTION 6
                              PURCHASE OF SHARES

  Subject to Section 9, and unless a notice of withdrawal has been received prior to such date as provided in Section 5, an employee having a balance in the employee's stock purchase account on the last day of a Purchase

Period at least equal to the Purchase Price, as defined in Section 7, of a full share of Common Stock shall thereby automatically exercise the employee's option to purchase shares of Common Stock under the Plan. The number of shares purchased by each participating employee shall be determined by dividing (a) the balance in the employee's stock purchase account by (b) the Purchase Price for such Purchase Period, provided that the number of shares purchased shall not exceed the maximum number of shares subject to the option granted to the employee as provided in Section 4. No fractional shares shall be purchased. Any balance in an employee's stock purchase account after the exercise of the option and purchase of full shares shall be paid to the employee as soon as practicable, except that if an employee is a participant in the Plan for the succeeding Purchase Period, if any, and the employee does not notify the designated Company employee prior to the deadline established by the Company or, if none, prior to the first day of the succeeding Purchase Period that any such balance should be paid to the employee, any balance in the employee's stock purchase account which was not applied to the purchase of Common Stock because it was less than the Purchase Price of a full share shall remain in the employee's stock purchase account and be carried over to the succeeding Purchase Period.

  Certificates for full shares shall be issued to purchasing employees as soon as practicable after the end of each Purchase Period. Certificates shall be registered in the name of the employee, or if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with the right of survivorship, or in the name of the employee's spouse. As of the date of exercise, the person(s) in whose name(s) the Certificates are to be registered shall be considered for all purposes to be the owner of the shares with respect to which the stock options have been exercised.

                                   SECTION 7
                                PURCHASE PRICE

  The Purchase Price of shares of Common Stock under the Plan for each Purchase Period shall be the lesser of (a) an amount equal to eight-five percent (85%) of the fair market value of the Common Stock as of the first day of such Purchase Period, the day the options are granted under the Plan, or
(b) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the last day of the Purchase Period, the day the options may be exercised under the Plan.

  Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE- Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this
Section 7. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 7 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date.

                                   SECTION 8
                     ADJUSTMENT AND SUBSTITUTION OF SHARES

  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

  Subject to the Board's ability to terminate the Plan pursuant to Section 11, if the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

  In case of any adjustment or substitution as provided for in this Section 8, the Committee shall equitably adjust the formula for determining the Purchase Price of outstanding stock options in accordance with the requirements of Sections 423 and 424 of the Code.

  No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

  If any adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Company to grant stock options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment or substitution would be to cause any outstanding option granted under the Plan to fail to continue to qualify as an option subject to Sections 421 and 423 of the Code or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such outstanding stock option.

                                   SECTION 9
                  TERMINATION OF EMPLOYMENT, TRANSFERABILITY

  Participation in the Plan shall terminate as of the date of termination of employment of a participating employee (whether by death, retirement, disability or otherwise). In the event of a participating employee's termination of employment on or before the last day of a Purchase Period, payroll deductions shall be terminated as soon as practicable, no shares shall be purchased for such employee under Section 6 and the balance in the employee's stock purchase account shall be paid as soon as practicable to the employee, or in the event of the employee's death, to the employee's estate. The Committee shall have the power to determine the date of an employee's retirement or other termination of employment, and any such determination by the Committee shall be final and binding. The Company shall have no liability to any person in the event shares are purchased for a deceased employee under
Section 6 prior to receipt by the designated Company employee of notice of the death of the participating employee.

  Rights granted under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by a participating employee, other than on death as described above. Any other attempt to assign, transfer, pledge or otherwise dispose of rights under the Plan shall be without effect, except that the Company may treat such act as a notice of withdrawal from participation in the Plan in accordance with Section 5. Stock options granted under the Plan are not transferable by the participating employee otherwise than by Will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

                                  SECTION 10
          EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

  Nothing in the Plan or any stock option under the Plan shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

                                  SECTION 11
                           AMENDMENT AND TERMINATION

  The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided that no amendment of the Plan shall, without shareholder approval, (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 8, (b) amend the first paragraph of
Section 7 to lower the minimum Purchase Price or (c) make any changes in the class of corporations whose employees may be offered options under the Plan.

  The Plan and all rights of employees under the Plan shall terminate on the earlier of:

  (a) December 31, 2001

  (b) the date the Plan is terminated by the Board, in its discretion; or

  (c) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among the participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. In the event at any time during a Purchase Period it appears that the shares purchasable with authorized payroll deductions may exceed the number of shares remaining available for purchase under the Plan, the Committee shall have discretion to reduce the payroll deductions authorized by participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. The Company shall provide written notice to each affected employee of any such reduction.

  As soon as practicable following termination of the Plan, all amounts credited to the stock purchase accounts of participating employees, together with any interest accrued thereon, shall, to the extent not applied to the purchase of shares as provided in subparagraph (c) above, be refunded to the participating employees.

                                  SECTION 12
                            EFFECTIVE DATE OF PLAN

  The effective date and date of adoption of the Plan shall be February 13, 1997, the date of adoption of the Plan by the Board, provided that on or prior to December 31, 1997 such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. Notwithstanding any other provision contained in the Plan, no stock option granted under the Plan may be exercised until after such shareholder approval. In the event shareholder approval of the Plan is not obtained on or before December 31, 1997, all amounts credited to the stock purchase accounts of participating employees, together with interest thereon, shall be refunded to the participating employees.

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                             Pittsburgh, PA 15221

               Annual Meeting of Shareholders, November 19, 1997

     Gerald E. McGinnis, Dennis S. Meteny and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held at Two Mellon Bank Center, in the Auditorium, at 501 Grant Street, Pittsburgh, Pennsylvania, on November 19, 1997, and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.


                          (Continued on reverse side)


                          /\ FOLD AND DETACH HERE /\

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example

Unless you attend and vote in person, you MUST sign and return your proxy in order to have your shares voted at the meeting.


1. Election of Directors.
   NOMINEES: James H. Hardie, Joseph C. Lawyer, Dennis S. Meteny

   FOR all nominees        WITHHOLD
   (listed above except    AUTHORITY
   as marked to the     to vote for all
     contrary)         nominees listed above
      [  ]                   [  ]


(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

-----------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN
2. Approve the adoption of the 1997 Employee Stock
   Purchase Plan.                                      [  ]    [  ]       [  ]

                                                       FOR    AGAINST    ABSTAIN
3. To ratify the selection of Ernst & Young LLP as
   independent public accountants for the fiscal year  [  ]    [  ]       [  ]
   ending June 30, 1998.



            _________  This proxy is solicited on behalf of the Board of
                     | Directors and will be voted as specified. A vote FOR the | election of nominees listed includes discretionary
                     | authority to vote for a substitute if any nominee
                     | is unable to serve or for good cause will not serve.

                       Date:                                            , 1997
                            -------------------------------------------

                       -------------------------------------------------------

                       -------------------------------------------------------
                       Shareholder(s) signature should correspond to the name(s) shown hereon. (Executors, Administrators, Trustees, etc. should so indicate when signing.)

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY!


                          /\ FOLD AND DETACH HERE /\